                                                                   Exhibit B-1.3


                                SERVICE AGREEMENT


         This Service Agreement is executed this 1st day of March, 1998, by and between Conectiv Resource Partners, Inc., a Delaware corporation and a mutual service company formed under the terms of the Public Utility Holding Company Act of 1935 ("Service Company') and Delmarva Energy Company, a Delaware Corporation and an associate company of the Conectiv system ("Client Company" and collectively with other associate companies that have or may in the future execute this form of Service Agreement, the "Client Companies").

WITNESSETH

         WHEREAS, the Securities and Exchange Commission (hereinafter referred to as the "SEC") has approved and authorized as meeting the requirements of
Section 13(b) of the Public Utility Holding Company Act of 1935 (hereinafter referred to as the "Act"), the organization and conduct of the business of the Service Company in accordance herewith, as a wholly-owned subsidiary service company of Conectiv; and

         WHEREAS, the Service Company and certain Client Companies have entered into this Service Agreement whereby the Service Company agrees to provide and the Client Companies agree to accept and pay for various services as provided herein and determined in accordance with applicable rules and regulations under the Act, which require the Service Company to fairly and equitably allocate costs among all associate companies to which it renders services; and

         WHEREAS, economies and efficiencies benefiting the Client Companies will result from the performance by Service Company of the services as herein provided:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agrees as follows:

ARTICLE I - SERVICES

         Section 1.1. The Service Company shall furnish to a Client Company, as requested by a Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto (as such may be amended from time to time) at such times, for such periods and in such manner as the Client Company may from time to time request and which the Service Company concludes it is equipped to perform. The Service Company shall also provide a Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by a Client Company and which the Service Company concludes it is equipped to perform. In supplying such services, the Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisors and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

         Section 1.2. Each Client Company shall take from the Service Company such of the services described in Section 1.1 and such additional general or special services, whether or not now contemplated, as are requested from time to time by such Client Company and which the Service Company concludes it is equipped to perform.

         Section 1.3. The services described herein shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. A Client Company shall have the right from time to time to amend, alter or rescind any activity, project program or work order provided that (i) any such amendment or alteration which results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by the Service Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any additional expense incurred by the Service Company as a direct result of such amendment, alteration or rescission of the activity, project, program, or work order, and (iii) no amendment, alteration or rescission of an activity, project, program, or work order shall release a Client Company from liability for all costs already incurred by the Service Company pursuant to the activity, project, program, or work order, regardless of whether the services associated with such costs have been completed.

ARTICLE II - COMPENSATION

         Section 2.1. As compensation for the services to be rendered hereunder, each Client Company shall pay to the Service Company all costs which reasonably can be identified and related to particular services performed by the Service Company for or on Client's behalf, such costs to be determined in accordance with Rule 91 and other applicable rules and regulations under the Act. Where more than one Client Company is involved in or has received benefits from a service performed, costs will be directly assigned, distributed or allocated, as set forth in Appendix A hereto, between or among such companies on a basis reasonably related to the service performed.

         Section 2.2. It is the intent of this Service Agreement that the payment for services rendered by the Service Company to the Client Companies under this Service Agreement shall cover all the costs of its doing business (less the cost of services provided to associated companies not a party to this Service Agreement and other non-associated companies), including but not limited to, salaries and wages, office supplies and expenses, outside services employed, insurance, injuries and damages, employee benefits, miscellaneous general expenses, rents (including property leased from Client Companies for use by the Service Company), maintenance of structures and equipment, depreciation and amortization, and compensation for use of capital (initially one hundred percent debt capital) as permitted by Rule 91 under the Act.

         Section 2.3. The method of assignment, distribution or allocation of costs described in Appendix A shall be subject to review annually, or more frequently if appropriate. Such method of assignment, distribution or allocation of costs may be modified or changed by the Service Company upon the express approval of the modification by each affected Client Company without the necessity of an amendment to this Service Agreement provided that in each instance, costs of all services rendered hereunder shall be fairly and equitable assigned distributed or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder and notice of such change is provided to the Client Company.

         Section 2.4. The Service Company shall render a monthly statement to each Client Company which shall reflect the billing information necessary to identify the costs charged for that month. By the tenth (10th) calendar day following billing, each Client Company shall remit to the Service Company all charges. Monthly charges may be billed on an estimated basis, but adjustments will be made within ninety (90) days to assure that billings are in accord with Sections 2.1 and 2.2 above.

ARTICLE III - TERM

         Section 3.1. This Service Agreement shall become effective as of the day of above written, and shall continue in force for five (5) years until terminated by either party upon no less than ninety (90) days' prior written notice to the other party. Upon each five (5) year anniversary of this agreement, the parties may extend this agreement, with or without modifications, for an additional five (5) years by mutual written agreement to such and extension. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC or any other regulatory body adopted before or after the date of this Service Agreement.

ARTICLE IV - MISCELLANEOUS

         Section 4.1. All accounts and records of the Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act and, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof, except as specifically approved by the SEC.

         Section 4.2. Other existing subsidiaries and new direct or indirect subsidiaries of Conectiv which may come into existence after the effective date of this Service Agreement may become additional Client Companies (collectively, the "New Client Companies") subject to this Service Agreement by execution of this form of agreement, as it may be amended at that time. In addition, the parties hereto upon the express approval of each affected Client Company shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services among the Client Companies and the New Client Companies under this Service Agreement as may become necessary.

         Section 4.3. The Service Company shall permit a Client Company access to its accounts and records, including the basis and computation of allocations.

         Section 4.4. This Service Agreement and any amendments hereto shall not be effective until any necessary regulatory approvals have been obtained.

         IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                        CONECTIV RESOURCE PARTNERS, INC.

                        By: /s/ L. M. Walters
                        -------------------------------
                        Title:


                        Delmarva Energy Company

                        By: /s/ T. S. Shaw
                        -------------------------------
                        Title:

                                                                      APPENDIX A
                                                                    PAGE 1 OF 17


This appendix describes (i) the Policies and Procedures (see pages 10-17) to be used to accumulate costs of Service Company services and (ii) the direct assignment of costs to Client Companies and allocation of costs to Client Companies that cannot practicably be direct charged. Definitions of the ratios are provided in Appendix B. The Service Company will provide to associate Client Companies the following services:

I.   Executive Management

     a. The Executive Management function includes the services of the Chairman/CEO and supporting staff.

     b. To the extent possible, services will be directly charged using a standard rate per hour as described in the Procedures found on pages 10-17 of Appendix A. Services that are not direct charged will be accumulated in Cost Centers. Each Cost Center's expenses will be allocated among Client Companies based on the blended ratio.

II.  Procurement and Corporate Services

     a. The Procurement and Corporate Services function provides security, including asset protection and investigative services; purchasing and storeroom management; procurement and materials management; vehicle resource management, including company vehicle maintenance; general services including mail, graphics, records management and other office services; building services including facilities management and building maintenance; and real estate services, including right-of-way.

                                                                      APPENDIX A
                                                                    PAGE 2 OF 17

     b. To the extent practicable, services will be directly charged using a standard rate per hour, as described in the Policies and Procedures found on pages 10-17, except where another direct charge method is specifically identified. Services that are not direct charged will be allocated based on the following ratios:

          1.   security - labor $ ratio

          2. purchasing and storeroom management and procurement and materials management - materials stock expense ratio.

          3.   vehicle resource management - vehicle $ ratio.

          4.   general services - employee ratio

          5. building services (facilities cost) - square footage ratio for office space and non-office space

          6.   real estate - real estate investment ratio

III. Financial Services

     a. The Financial Services function includes corporate planning; strategic planning; budgeting; treasury and finance including risk management, cash management, financing, and funded plans administration; investor relations; accounting services including general ledger, corporate accounting, accounts payable, payroll, plant/property accounting; tax accounting services; regulatory affairs; insurance and claims processing; and insurance and claims administration.

                                                                      APPENDIX A
                                                                    PAGE 3 OF 17


     b. To the extent practicable services will be directly charged using a standard rate per hour as described in the Policies and Procedures found on pages 10-17 of Appendix A, except where another direct charge method is specifically identified. Costs that are not directly charged will be allocated based on the following ratios:

          1.   insurance administration - blended ratio

          2.   claims administration - historical claims ratio

          3.   regulatory affairs - utility asset cost ratio

          4.   all other financial services - O&M ratio

     c. Insurance premiums and claims that are not direct charged will be allocated as follows:

           1. property insurance and miscellaneous insurance coverage - asset cost ratio

           2.  general liability insurance - labor $ ratio

           3.  Directors and Officers insurance - asset cost ratio

           4.  nuclear insurance - nuclear installed capacity ratio

IV.  Human Resource and Performance Improvement Services

     a. The Human Resource and Performance Improvement Services function provides compensation and benefit services; personnel, employment and staffing; employee/labor relations; skills training and management development; performance improvement; and organizational development.

                                                                      APPENDIX A
                                                                    PAGE 4 OF 17


     b. To the extent practicable, services will be directly charged using a standard rate per hour as described in the Policies and Procedures found on pages 10-17 of Appendix A, except where another direct charge method is specifically identified. Costs that are not direct charged will be allocated as follows:

          1. cost of benefits - To the extent practicable, each Client Company will be directly charged their cost of employee benefits. Employee benefit costs that cannot be directly charged to Client Companies will be allocated based on the employee ratio.

          2.   compensation and benefits services - employee ratio

          3.   personnel, employment and staffing - employee ratio

          4.   employee/labor relations - employee ratio

          5. skills training and management development - Flat fees will be charged for each training class attendee. The fees will be calculated on an annual basis by dividing total estimated training costs by the estimated number of attendees. Any remainder will be allocated based on the distribution of actual fees charged.

          6.   performance improvement - employee ratio

          7.   organizational development - employee ratio

V.   Legal and Internal Audit Services

     a. The Legal and Internal Audit Services function provides internal audit services and legal counsel related to general corporate issues.

                                                                      APPENDIX A
                                                                    PAGE 5 OF 17


     b.   Costs will be charged as follows:

          1. legal services - All costs will be direct charged to other Orders, Projects, or Cost Centers at a standard rate per hour. Legal services related to Conectiv corporate activities, such as review of consolidated financial reports, will be charged to the appropriate Service Company Cost Center and included in those functions billed to Client Companies, as discussed on pages 13 and 14 of Appendix A. Any residual resulting from standard rates being different from actual costs will be allocated to the Client Companies based on the actual legal direct labor charges during the prior year.

          2. audit services - To the extent practicable, services will be directly charged using a standard rate per hour. Costs that are not direct charged will be allocated based on the O&M ratio.

VI.  Customer Services

     a. The Customer Services function includes management of customer care (customer service centers, dispatch, and billing) plus the Special Billing group. The Special Billing group provides billing of non-energy materials and services.

     b. To the extent practicable, services will be directly charged using a standard rate per hour, as described in the Policies and Procedures found on pages 10-17. Costs not direct charged will be allocated to Client Companies as follows:

          1.   management of customer care - # customers ratio

          2.   special billing - # of special bills ratio

                                                                      APPENDIX A
                                                                    PAGE 6 OF 17


VII.   Marketing Services

       a. The Marketing Services function includes sales; market product and sales planning; market and customer research; direct response marketing; and marketing communication.
       b. To the extent practicable, services will be directly charged using a standard rate per hour. Costs that are not direct charged are allocated based on the following ratios:

             1. regulated sales and marketing services - # utility customers ratio

             2.   competitive sales and marketing services - revenue ratio

VIII.  Information Technology

       a. The Information Technology function provides employee labor, contractors, and other operating support of voice services; solutions management including, applications delivery and support; information management, including data administration and security; operations management mainframe support; help desk; desktop support; network support; consulting services, including business technology management; mid-range operations, support for non-mainframe, non-network systems; general management and administration.

       b. To the extent practicable, service costs will be directly charged to Orders, Projects, or Cost Centers using a standard rate per hour as described in the Policies and Procedures found on pages 10-17. Orders are used to capture costs of specific systems and applications. Costs that are not direct charged will be allocated as follows:

                                                                      APPENDIX A
                                                                    PAGE 7 OF 17


             1.   voice services - telephone ratio

             2.   solutions management - end user ratio

             3.   information management - blended ratio

             4.   operations management - CPU time ratio

             5.   help desk - end user ratio

             6.   desktop support - end user ratio

             7.   network support - end user ratio

             8.   consulting services - blended ratio

             9.  general management and administration - blended ratio

IX.  Communications Services

     a. The Communications Services function includes general corporate communications; governmental affairs and general corporate advertising/branding.

     b. To the extent practicable, services will be directly charged using a standard rate per hour. Costs that are not direct charged will be allocated based on the following ratios:

          1.   communications - employee ratio

          2.   governmental affairs - O&M ratio

          3.   general corporate advertising/branding - O&M ratio

                                                                      APPENDIX A
                                                                    PAGE 8 OF 17


X.    Environmental and Safety Services

      a. The Environmental and Safety Services function includes oversight of environmental concerns related to air, water, land and waste, as well as compliance with relevant regulations. This function also includes reporting and compliance with safety regulations, and oversight of corporate safety awareness programs.

      b. To the extent practicable, services will be directly charged using a standard rate per hour. Costs that are not direct charged will be allocated based on the following ratios:

          1.   environmental - O&M ratio

          2.   safety - employee ratio

XI.   Regulated Electric and Gas Delivery

      a. The Regulated Electric and Gas Delivery function includes the following electric and gas delivery services: delivery business planning including, asset management, business planning, financial analysis, distribution planning, engineering standards, interconnection planning and arrangements, transmission planning, and value added services; engineering services including distribution, substation and transmission engineering, system protection, drafting and construction management; system operations services including senior management, finance director and administrative support, electric and energy system operations, distribution operations, and operations planning and analysis; electric maintenance services including non-regional management and administrative support; forestry supervision; meter shop; other delivery services including process improvement, training, safety, performance analysis, benchmarking, and enabling systems.

                                                                      APPENDIX A
                                                                    PAGE 9 OF 17


     b. To the extent practicable, services will be directly charged using a standard rate per hour. All costs that are not direct charged will be allocated based on the following ratios:

          1.   delivery services - T&D O&M ratio

          2.   system operations services - Kwh output ratio*

          3.   maintenance services - Kwh output ratio*

          4.   other delivery services - T&D O&M ratio

                  * (See Appendix B for gas conversion factor.)

XII.      Energy Supply

     a. The Energy Supply function includes services of executive vice president, finance director, generation vice president/general manager and Edgemoor and Hay Road managers. This function also provides non-regulated operations and management; merchant functions including marketing, portfolio management, risk management, and strategic planning; and supply engineering and support including technical support and project management.

     b. To the extent practicable, services will be directly charged using a standard rate per hour. All costs that are not direct charged will be allocated based on the following ratios:

          1.   management and administration - Kwh generated ratio

          2.   merchant functions - merchant cost ratio

          3.   supply engineering and support - Kwh generated ratio

                                                                      APPENDIX A
                                                                   PAGE 10 OF 17


                             POLICIES AND PROCEDURES

General
-------

         Service Company will provide services to Client Companies in accordance with the terms of the Service Agreement. The Service Agreement will be administered in accordance with the Act.

Service Level Agreements
------------------------

         The Service Company and each Client Company will prepare Service Level Agreements ("SLA") to specify, in general terms, the services to be performed by each department of the Service Company for each business group of a Client Company. The purpose of the SLA is to establish shared services expectations between the Service Company and each Client Company. The SLA is an administrative tool used to facilitate the matching of a Client Company's needs to the capabilities of the Service Company, and therefore, the SLA is not a legally binding contract. Each SLA shall be reviewed and agreed upon at least annually by authorized representatives of the Service Company and each Client Company. In conjunction with this annual review of each SLA, the allocation methods and ratios presented in Appendix A and B shall be reviewed and agreed upon by the parties.

         An SLA typically contains the following elements:

              1.  Scope of Services

              2.  Service Level Expectations

              3.  Unit Cost Expectations

              4.  Performance Measures

              5.  Billing Process

              6.  Major Contingencies

                                                                      APPENDIX A
                                                                   PAGE 11 OF 17


         Each SLA is approved by the individual(s) authorized to represent the department of the Service Company and the business group of a Client Company related to the services to be provided.

Cost Management
---------------

         Service Company will maintain a cost management information system which allows it to accumulate costs via cost objects. Cost objects are collection tools and include: Orders, Projects, and Cost Centers. Orders and Projects constitute a work order system for charging costs to specific jobs. These tools collect costs for a limited amount of time and either transfer the dollars to a cost center, if they are an expense, or to an asset and/or balance sheet account for capitalized costs. Cost Centers collect resource costs and are the final receiver of expenses collected in Orders as described above. This system supports the philosophy of separating costs by business group and legal entity on a fully costed basis. Service Company will use this system to maintain an accounting system to record all costs of operations.

         The cost of work performed by the Service Company will be collected in Orders, Projects and Cost Centers. Time records and expense statements will be used to track resource consumption. Labor related costs are expected to be the most significant costs for the Service Company. To the extent practicable, the Service Company employees shall be required to direct charge their time to an appropriate cost object through the time reporting system. The following guidelines are provided to ensure accuracy and efficient time keeping by Service Company employees:

          1. Time should be entered daily into the appropriate time reporting system. If this is not practical, the employee should prepare manually prepared time records, substantiating later electronic time entry.

          2. In no event should time entry be delayed past the end of the pay period.

                                                                      APPENDIX A
                                                                   PAGE 12 OF 17


          3.   Employees should keep track of time in one hour increments.

          4. Employee time shall be approved by the employee's supervisor using the time reporting system.

         Costs will be charged to Client Company Cost Centers, Orders or Projects as work is performed and costs are incurred. The billing process agreed upon in the SLA will be used by Service Company personnel to guide the establishment of the necessary cost objects to charge costs to a Client Company. When a service requested by a Client Company was not specified in the most recent SLA, a new cost object may be created. In this instance, the new cost object will be agreed upon by the Service Company department to provide the service and the business group of the Client Company to receive the service. The Controller's department is responsible to ensure that all of the billing methodologies are consistent with the Service Agreement approved by the SEC. The establishment of cost objects within the cost management information system for use by the Service Company will be strictly controlled by the Controller's department. The Controller's department will ensure that all cost objects have been authorized by the appropriate Service Company department and the Client Company business group.

         Service Company will use a standard costing system. Resource cost centers collect the actual costs of labor and related costs. As products or services are provided by the Service Company cost centers, the services are directly charged to Orders, Projects or other Cost Centers at standard rates. Standard rates, which are calculated annually, are based upon anticipated resource costs and activity levels, e.g. available hours to perform work. Any residual amounts or costs that can not be practicably direct billed remain in the resource cost center to be allocated to Client Companies on an appropriate basis, as defined in the Service Agreement and approved by the SEC. The amount billed to the Client Company is charged to Client Company Orders, Projects and Client Cost Centers created to collect the costs of the services provided to that company.

                                                                      APPENDIX A
                                                                   PAGE 13 OF 17


         Service Company will have a tiered approach to billing Client Companies. First and foremost, costs will be directly charged when practicable. Secondly, costs will be allocated to the appropriate Client Cost Centers using the appropriate allocation ratio. Finally, any residuals will be allocated using the appropriate allocation ratio.

A. Direct Charges: Labor related services consumed for an Order, Project or activity performed specifically for a Client Cost Center will be directly charged to that cost object at a standard rate per unit of labor or unit of services. The standard rate includes direct costs such as labor, materials and supplies, including procurement and storeroom costs, and overhead costs such as, vehicle costs, occupancy costs, and benefits and payroll taxes. When identifiable, any non-labor costs, those costs not included in the billed standard rates, will be directly charged to a Client Company Project, Order or Cost Center. Any residuals or variances will be assigned or allocated to the appropriate Client Company.

B. Allocations: Costs accumulated that apply to all Client Companies or to a group of Client Companies, which have not been directly charged as described in A, above, will be allocated based on the allocation ratios defined in Appendix B. Allocation ratios will be reevaluated by the Service Company and expressly approved by each Client Company on at least an annual basis. More frequent reevaluations will be made when significant residuals result. Any revisions to allocation methods will be agreed upon with the Client Companies before modifications are implemented. The Controller's department shall be responsible for ensuring that any revisions to allocation methodologies are approved by the Client Companies and the SEC on a timely basis.

C. Service Company Cross Charges: Certain Service Company overhead costs, such as the cost of benefits, purchasing and storeroom management, procurement and materials management, and building services are charged to Service Company functions that utilize these services and included in their standard rate for billing to Client Companies. In addition, certain Service Company direct charges, such as information technology services, vehicles and legal are charged to Service Company functions to the extent these

                                                                      APPENDIX A
                                                                   PAGE 14 OF 17


         functions utilize these services. These charges are included in the amounts that these functions bill to Client Companies.

Monitoring
----------

         The Controller's Department shall be responsible for reviewing, monitoring, and maintaining the process for the accumulation of Service Company costs charged to Client Companies, either through direct charges or allocations. In connection with the responsibility, the Controller's department shall:

         1.   Review and approve all SLA's

         2. Control the establishment of all cost objects for billing Service Company charges

         3. Analyze the reasonableness of charges in the cost management information system.

         4. Review and evaluate the reasonableness of the monthly bill to each Client Company

         The Controller's department shall be responsible for updating all allocations used by the cost management information system. Supporting workpapers will be maintained with the Controller's department. The Controller's department will be responsible to ensure that all allocations are proper, accurate, and current. Also, the Controller's department shall be responsible for ensuring that the allocations methodologies have been approved by the SEC. Any modification of an allocation methodology which requires filing under 60-day letter procedures based on existing SEC guidelines shall be filed on a timely basis. The current guidelines require SEC approval of a modification of an allocation methodology if the change will cause the lesser of $50,000 or five percent (5%) change in the annual allocation of costs among Client Companies. The Controller's department shall be responsible for ensuring to the extent practicable that the

                                                                      APPENDIX A
                                                                   PAGE 15 OF 17


allocation methodologies are consistent with any orders or directives issued by utility rate setting regulatory bodies having jurisdiction over the Company.

Billing
-------

         Monthly, the Service Company will prepare and submit a bill to each Client Company. The Controller's department shall be responsible for reviewing the monthly bills, as necessary, with the pertinent officers of the Client Companies, or their designees, who are responsible for approval of the bills. Each bill will be approved on a timely basis by the appropriate officer of each Client Company.

         The monthly bills will contain the following information:

         1.   The Client Company.

         2.   The cost of each service billed to the Client Company.

         3. For each service, the bill will show each Client Company order, project, or cost center charged for the service.

         The cost management information system will contain detailed information supporting each service charged to a Client Company. Using the cost management information system, the Controller's department will provide the officer of the Client Company, or his designee, detailed information on direct and allocated charges as may be required in order to approve the bill.

         Furthermore, each Client Company cost center head and project manager is responsible for validating, in a timely manner, costs charged to their cost center or project, including amounts billed by the Service Company. This validation is a key component of Conectiv's system of internal controls. Using the cost management information system, cost centers are able to drill down on all costs billed to them by the Service Company to determine the specifics of each cost. The Controller's department will assist Client Company cost centers, as necessary, to research and validate charges to their cost centers.

                                                                      APPENDIX A
                                                                   PAGE 16 OF 17


         When an erroneous charge is discovered, the Controller's department is responsible for correction of the error in the subsequent month.

Dispute Resolution
------------------

         If there is a dispute between a Client Company and the Service Company concerning the appropriateness of an amount billed to a Client Company, the Controller's department will meet with the appropriate representatives for the Client Company cost center and the Service Company to resolve the dispute. If the dispute cannot be resolved by the Controller's department, the issue will be referred to the Chief Financial Officer and the Service Company Operating Committee for final resolution.

Internal Audit
--------------

         The Internal Audit department shall perform an audit of the Service Company billing process within every two years. Computer systems, billings, and source documents will be examined to ensure on a test basis that the services provided are authorized, documented, and accurately recorded in the accounting records. The audits will include an examination of the allocation factors used to ensure that the methodologies have been approved by the SEC. Also, the audits will evaluate the adequacy of the system of internal controls over the billing process and the reasonableness of each allocation methodology used to distribute costs to the Client Companies.

Evaluation and Measurement
--------------------------

         In order to encourage the Service Company to operate efficiently and cost effectively, and provide high quality service, the Service Company will establish benchmarking as well as initiate a customer review process. The customer review process will be based on a customer-oriented service philosophy and measure success based on customer satisfaction. It will allow for customer input into the volume and value of the products and services provided by the Service

                                                                      APPENDIX A
                                                                   PAGE 17 OF 17


Company, including benchmarking of the cost/quality of the services by the Client Company. These reviews will be part of the annual budget development process and the completion of the Service Level Agreements between the Service Company and its customers. In addition to the review process with customers, the Service Company will establish a benchmarking plan for services where it is practicable to establish external benchmarks within 24 months to continue to improve the effectiveness of services offered to the Client Companies and to ensure that the services offered are cost competitive. Also, Client Companies may request benchmarking of services provided by the Service Company.

                                                                      APPENDIX B
                                                                     PAGE 1 OF 4


                DEFINITION OF SERVICE COMPANY ALLOCATION METHODS
                ------------------------------------------------


Ratio Title                                    Ratio Description
-----------                                    -----------------

Employee Ratio A ratio the numerator of which is the number of employees of a Client Company, the denominator of which is the number of employees in all Client Companies using the service. This ratio will be calculated quarterly.

Square Footage Ratio

   office space                                A ratio the numerator of which
                                               is the number of square feet of
                                               office space occupied by a Client
                                               Company, the denominator of which
                                               is the total number of square
                                               feet of office space occupied by
                                               all Client Companies using the
                                               service.

   non-office space                            A ratio the numerator of which
                                               is the number of square feet of
                                               non-office space occupied by a
                                               Client Company, the denominator
                                               of which is the total number of
                                               square feet of non-office space
                                               occupied by all Client Companies
                                               using the service.

Telephone Ratio                                A ratio the numerator of which
                                               is the number of telephones used
                                               by a Client Company, the
                                               denominator of which is the
                                               number of telephones used by all
                                               Client Companies using the
                                               service.

CPU Time Ratio                                 A ratio the numerator of which
                                               is the number of hours of CPU
                                               time used for a particular system
                                               application, the denominator of
                                               which is the total number of CPU
                                               hours used by all companies.
                                               Costs are allocated to Orders
                                               based on this ratio. That cost is
                                               then either included in the cost
                                               of other Service Company services
                                               or directly routed to the
                                               appropriate Client Company.

End User Ratio                                 A ratio the numerator of which
                                               is the number of users of
                                               computer systems within a Client
                                               Company, the denominator of which
                                               is the total number of users of
                                               computer systems within all
                                               Client Companies using the
                                               service.

                                                                      APPENDIX B
                                                                     PAGE 2 OF 4


Labor $ Ratio                                  A ratio the numerator of which
                                               is the amount of labor $ of a
                                               Client Company, the denominator
                                               of which is total labor $ for all
                                               Client Companies using the
                                               service. This ratio will be
                                               calculated monthly.

Historical Claims Ratio                        A ratio the numerator of which
                                               is the total claims expense of a
                                               Client Company, the denominator
                                               of which is the total claims
                                               expense for all Client Companies
                                               using the service.

Asset Cost Ratio                               A ratio the numerator of which
                                               is the total cost of assets in a
                                               Client Company, the denominator
                                               of which is the total costs of
                                               assets for all Client Companies
                                               using the service. Assets are
                                               limited to plant, property and
                                               investments.

O&M Ratio                                      A ratio the numerator of which
                                               is the total direct (i.e.,
                                               excludes charges allocated by the
                                               Service Company) operations and
                                               maintenance expense, excluding
                                               depreciation and fuel costs, of a
                                               Client Company, the denominator
                                               of which is total direct
                                               operations and maintenance
                                               expense, excluding depreciation
                                               and fuel costs, of all Client
                                               Companies using the service.

Revenue Ratio                                  A ratio the numerator of which
                                               is the total revenues of a client
                                               Company, the denominator of which
                                               is the total revenues for all
                                               Client Companies using the
                                               service.

# Customer Ratio                               A ratio the numerator of which
                                               is the number of customers served
                                               by a Client Company, the
                                               denominator of which is the total
                                               number of customers for all the
                                               Client Companies using the
                                               service.

# Utility Customers Ratio                      A ratio the numerator of which
                                               is the number of utility
                                               customers served by a Client
                                               Company, the denominator of which
                                               is the total number of utility
                                               customers for all Client
                                               Companies using the service.

Nuclear Installed Capacity Ratio               A ratio the numerator of which
                                               is the nuclear facility installed
                                               capacity of a Client Company, the
                                               denominator of which is the total
                                               nuclear facility installed
                                               capacity of all Client Companies
                                               using the service.

                                                                      APPENDIX B
                                                                     PAGE 3 OF 4


Materials Stock Expense Ratio                  A ratio the numerator of which
                                               is the materials stock expense of
                                               a Client Company, the denominator
                                               of which is the total materials
                                               stock expense of all Client
                                               Companies using the service.


Real Estate Investment                         A ratio the numerator of which
                                               is the cost of real estate leases
                                               and land and buildings owned by a
                                               Client Company, the denominator
                                               of which is the total cost of
                                               real estate leases and land and
                                               buildings for all Client
                                               Companies using the service.

# of Special Bills Ratio                       A ratio the numerator of which
                                               is the number of special bills
                                               issued for a Client Company, the
                                               denominator of which is the total
                                               number of special bills issued
                                               for all Client Companies.

Utility Asset Cost Ratio                       A ratio the numerator of which
                                               is the total cost of utility
                                               assets in a Client Company, the
                                               denominator of which is the total
                                               costs of utility assets for all
                                               Client Companies using the
                                               service.

T&D O&M Ratio                                  A ratio the numerator of which
                                               is the total direct (i.e.,
                                               excludes charges allocated by the
                                               Service Company), operations and
                                               maintenance expense, excluding
                                               depreciation and fuel costs, of a
                                               Transmission and Distribution
                                               Client Company, the denominator
                                               of which is total direct
                                               operations and maintenance
                                               expense, excluding depreciation
                                               and fuel costs, of all
                                               Transmission and Distribution
                                               Client Companies.

Kwh Generated Ratio                            A ratio the numerator of which
                                               is the number of kilowatt hours
                                               generated by a Client Company,
                                               the denominator of which is the
                                               total number of kilowatt hours
                                               generated by all Client Companies
                                               using the service.

Kwh Output Ratio                               A ratio the numerator of which
                                               is the number of kilowatt hours
                                               purchased and generated by a
                                               Client Company, the denominator
                                               of which is the total number of
                                               kilowatt hours purchased and
                                               generated by all Client Companies
                                               using the service.

                                                                      APPENDIX B
                                                                     PAGE 4 OF 4


Merchant Cost Ratio                            A ratio the numerator of which
                                               is the dollar amount of direct
                                               charges of the merchant function
                                               to a specific Client Company, the
                                               denominator of which is the total
                                               dollar amount of direct charges
                                               of the merchant function to all
                                               Client Companies using the
                                               service.

Vehicle $ Ratio                                A ratio the numerator of which
                                               is the dollar amount of vehicle
                                               charges in a specific Client
                                               Company, the denominator of which
                                               is the total amount of vehicle
                                               charges in all Client Companies
                                               using the service.

Blended Ratio                                  A composite ratio which is
                                               comprised of an average of the
                                               Employee Ratio, the Labor $
                                               Ratio, and the Asset Cost Ratio,
                                               for all Client Companies using
                                               the service.



Note: Where applicable, the following will be utilized to convert gas sales to equivalent electric sales: 0.303048 cubic feet of gas equals 1 kilowatt-hour of electric sales (Based on electricity at 3412 Btu/Kwh and natural gas at 1034 Btu/cubic foot.)